UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2026

 EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico		66-0783622
(State or other jurisdiction of incorporation or organization)		(I.R.S. employer identification number)

Cupey Center Building,	Road 176, Kilometer 1.3,
San Juan,	Puerto Rico	00926
(Address of principal executive offices)		(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment to Credit Agreement

On May 18, 2026, Evertec, Inc. (“Evertec” or the “Company”), Evertec Group, LLC (“Borrower”), a wholly-owned indirect subsidiary of Evertec, and other Loan Parties (as defined in the Existing Credit Agreement (as defined below)) party thereto, entered into a sixth amendment (the “Sixth Amendment”) to that Credit Agreement, dated as of December 1, 2022 (as amended by that First Amendment to Credit Agreement, dated as of October 30, 2023, as amended by that Second Amendment to Credit Agreement, dated as of May 16, 2024, as amended by that Third Amendment to Credit Agreement, dated as of November 26, 2024, as amended by that Fourth Amendment to Credit Agreement, dated as of August 12, 2025, as amended by that Fifth Amendment to Credit Agreement, dated as of November 25, 2025, the “Existing Credit Agreement” and, as amended by the Sixth Amendment, the “Amended Credit Agreement”), with a syndicate of lenders and Truist Bank (“Truist”), as administrative agent and collateral agent. Capitalized terms used in this Item 1.01 and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.

Under the Amended Credit Agreement, a syndicate of financial institutions and other lenders provided additional term loan B commitments in an aggregate principal amount of $185 million (the “2026 Incremental TLB”). The proceeds from the 2026 Incremental TLB have been used to repay indebtedness outstanding under the revolving facility of the Existing Credit Agreement.

The 2026 Incremental TLB is fungible with, and constitutes a single class with, the existing Term B Loans outstanding under the Existing Credit Agreement, and have the same interest rate, maturity and other material terms applicable thereto. Except as described above, the terms of the Existing Credit Agreement remain unchanged and in full force and effect. After giving effect to the incurrence of the 2026 Incremental TLB, the aggregate principal amount of Term B Loans outstanding is $875 million.

The foregoing description of the Sixth Amendment and Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment (including the Amended Credit Agreement, a copy of which is attached thereto as Exhibit A), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Number	Exhibit
10.1#
Sixth Amendment to Credit Agreement, dated as of May 18, 2026, among EVERTEC, Inc., EVERTEC Group, LLC, the lenders party thereto from time to time, and Truist Bank, as administrative agent, collateral agent, swingline lender and an L/C issuer

104	Cover Page Interactive Data File (formatted as Inline XBRL)

#Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: May 20, 2026	By:	/s/ Karla Cruz-Jusino
Karla Cruz-Jusino
Chief Financial Officer